Exhibit 10.90

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 14

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 11, 2015,

between

CALIBER HOME LOANS, INC.,

and

BARCLAYS BANK PLC

This AMENDMENT NO. 14 (this “Amendment”) is made this 8th day of May, 2020 (the “Amendment Effective Date”), between CALIBER HOME LOANS, INC., as seller (“Seller”), and BARCLAYS BANK PLC, as a purchaser and as agent (“Purchaser” or “Agent”) to the Master Repurchase Agreement, dated as of May 11, 2015, between Seller and Purchaser, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and the Purchaser have agreed to amend the Agreement to make certain changes thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Purchaser that Seller is in compliance in all material respects with the terms and conditions of the Agreement and each other Program Document and that no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date,

(a) Section 2(a) of the Agreement is hereby amended by adding the following term “Agency Scratch and Dent Loan” in the appropriate alphabetical order:

“Agency Scratch and Dent Loan” means a first lien Mortgage Loan originated by Seller in accordance with the criteria of Fannie Mae, Freddie Mac or Ginnie Mae, as applicable, except such Mortgage Loan is not eligible for sale to or pooling to any Agency.

(b) Section 2(a) of the Agreement is hereby amended by deleting the defined term “Eligible Mortgage Loan” in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

“Eligible Mortgage Loan” means a first lien Mortgage Loan (including any Aged Mortgage Loan, HARP Mortgage Loan, ~~or Agency Scratch and Dent Loan Seasoned Mortgage Loan~~) that (i) satisfies each of the representations and warranties in Exhibit B to the Agreement in all material respects, (ii) if such Mortgage Loan is (a) an Agency Eligible Mortgage Loan, it is in Agency Compliance with the eligibility requirements of the Ginnie Mae Program, Fannie Mae Program, or Freddie Mac Program, FHA Regulations or VA Regulations, respectively, and all representations and warranties of the related Agency Guides, or (b) a Jumbo Mortgage Loan, it was underwritten and originated in accordance with the Seller Underwriting Guidelines with respect to jumbo loans, (iii) contains all required documents in the Mortgage File without exceptions unless otherwise waived by Barclays or permitted as a Wet-Ink Mortgage Loan, and (iv) satisfies the Additional Eligible Loan Criteria.

(c) Section 2(a) of the Agreement is hereby amended by deleting the defined term “Indebtedness” in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

“Indebtedness” means, with respect to any Person as of any date of determination: (a) all obligations created, issued or incurred by such Person for borrowed money; (b) obligations to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) in respect of letters of credit or similar instruments issued for account of such Person; (e) ~~capital~~ finance lease obligations; (f) payment obligations under repurchase agreements, single seller financing facilities, warehouse facilities and other lines of credit; (g) indebtedness of others guaranteed on a recourse or partial recourse basis by such Person; (h) all obligations incurred in connection with the acquisition or carrying of fixed assets; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other material known or contingent liabilities of such Person that are similar in nature to the types of liabilities described in clauses (a) through (i) of this definition.

(d) Section 2(a) of the Agreement is hereby amended by deleting the defined term “LIBOR” in its entirety and replacing it with the following (bold language added to evidence changes):

“LIBOR” means for each day, the greater of (a) [***] or (b) the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one month appearing on Bloomberg Screen US 0001M Page ~~or~~ on such date provided that if such rate does not appear on Bloomberg Screen US 0001M Page on such date, the rate for such date will be the rate determined by reference to the most recently published rate on Bloomberg Screen US 0001M Page; provided further if such rate ceases to appear on Bloomberg Screen US 0001M Page, any other service providing comparable rate quotations at approximately 11:00 a.m., London time, on the applicable date of determination, or such interpolated rate as determined by the Agent.

(e) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” shall mean May 7, 2021.

(f) Section 2(a) of the Agreement is hereby amended by deleting the defined term “Maximum Time on Facility” in its entirety and replacing it with the following (bold language added to evidence changes):

“Maximum Time on Facility” means for (i) all Agency Eligible Mortgage Loans (other than Fannie DU Loans) and Special Purpose Loans the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the Origination Date, (ii) Fannie DU Loans, (x) prior to February 1, 2019, the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the Origination Date and (y) on and after February 1, 2019, the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the Origination Date (iii) all Agency Scratch and Dent Loans ~~Seasoned Mortgage Loans~~ the maximum number of days such Mortgage Loan may be subject to a Transaction is [***] from the related Purchase Date, (iv) all Jumbo Mortgage Loans, the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the Origination Date, (v) Modified Loans the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the date on which the modification of such Modified Loan was finalized and trial period concluded, (vi) Wet-Ink Mortgage Loans the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the Origination Date; (vii) any FHA Buyout Loan the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the related Purchase Date and (viii) any Eligible REO Property, the maximum number of days such REO Property may be subject to a Transaction (whether or not continuous) is [***] from the date the related FHA Buyout Loan became an Eligible REO Property. “Merger Event” means any merger, conversion, combination or consolidation to which the Seller is a party and regarding which the Seller is not the surviving entity thereof, or the sale of all or substantially all of Seller’s Property (other than in connection with an asset-based financing or other secondary market transaction related to the Seller’s assets in the ordinary course of the Seller’s business).

(g) Section 2(a) of the Agreement is hereby amended by deleting the defined term “Mortgage Loan” in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

“Mortgage Loan” means an Agency Scratch and Dent Loan ~~Seasoned Mortgage Loan~~, FHA Buyout Loan, Modified Loan, Ginnie Mae Mortgage Loan, a Fannie Mae Mortgage Loan, a Freddie Mac Mortgage Loan, a FHA Mortgage Loan, a VA Mortgage Loan, a Special Purpose Loan, a HARP Mortgage Loan, or a Jumbo Mortgage Loan, in each case purchased by a Purchaser hereunder.

(h) Section 2(a) of the Agreement is hereby amended by deleting the defined term “Mortgage Loan Schedule” in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

“Mortgage Loan Schedule” means the list of Purchased Assets proposed to be purchased by a Purchaser, in the form of Exhibit H hereto which shall, with respect to Agency Scratch and Dent Loans, include fields regarding any forbearance status and the related repayment terms, that will be delivered in an excel spreadsheet format by Seller to the Purchaser and Custodian and attached by the Custodian to the related Certification.

(i) Section 2(a) of the Agreement is hereby amended by deleting the defined term “Price Differential” in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

“Price Differential” means, with respect to any Purchased Asset or Transaction as of any date of determination, ~~an~~ the aggregate amount ~~equal to the product of (A)~~ obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Default Rate) ~~and (B)~~ to the outstanding Purchase Price for such Purchased Asset or Transactions on a 360 day per year basis for the actual number of days elapsed during the period commencing on (and including) the first day of the related Accrual Period and ending on (and including) the last day of the related Accrual Period. Price Differential will be calculated in accordance with Section 3(e) herein. ~~for the actual number of days elapsed during such Accrual Period on a 360-day basis.~~

(j) Section 2(a) of the Agreement is hereby amended by deleting the defined term “Pricing Rate” in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

“Pricing Rate” means, as of any date of determination and with respect to an Accrual Period for any Purchased Asset or Transaction, an amount equal to the sum of (i) the aggregate daily application of LIBOR1 during such Accrual Period plus (ii) the Applicable Margin.

(k) Section 2(a) of the Agreement is hereby amended by deleting the defined terms “Foreclosure Referred Loan”, “Non-Performing Loan”, “Re-Performing Mortgage Loan”, “Seasoned Mortgage Loan”, Seasoned Performing Mortgage Loan” and “Seasoned Performing Modified Mortgage Loan in their entirety.

(l) Clause (i) of Exhibit B of the Agreement is hereby amended by deleting the clause in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

(i) Each Mortgage Loan that is not a Jumbo Mortgage Loan is eligible for sale to the Applicable Agency, FHA or VA and fully complies with all of the terms and conditions, including any covenants, representations and warranties, in the applicable Agency Guide and eligible for securitization by and/or sale to FHA, VA, Fannie Mae, Freddie Mac or eligible for inclusion in a Ginnie Mae MBS pool provided, that any FHA Buyout Loan or ~~Seasoned Mortgage Loan~~ Agency Scratch and Dent Loan is not eligible for such sale solely because of its delinquency status;

(m) Clause (aa) of Exhibit B of the Agreement is hereby amended by deleting the clause in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

(aa) Such Mortgage Loan is not a Restricted Mortgage Loan except that an Agency Scratch and Dent Loan ~~Seasoned Mortgage Loan~~ or a FHA Buyout Loan may be a Restricted Mortgage Loan solely due to such Mortgage Loan being a 30+ Day Delinquent Mortgage Loan;

[1]	Just clarifying that libor rate is applied daily

(n) Clause (ii) of Exhibit B of the Agreement is hereby amended by deleting the clause in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

(ii) To the extent such Mortgage Loan is not a FHA Buyout Loan, Agency Scratch and Dent Loan ~~Seasoned Mortgage Loan~~ or Modified Loan, such Mortgage Loan has not been a 30+ Day Delinquent Mortgage Loan at any time during the twenty-four (24) month period prior to the related Purchase Date;

SECTION 2. Condition Precedent; Effectiveness. As a condition precedent to the effectiveness of this Amendment No. 14 Agent, on behalf of the Purchaser, shall have received counterparts hereof duly executed by each of the parties hereto no later than the Amendment Effective Date.

SECTION 3. Fees and Expenses. Seller agrees to pay the reasonable out of pocket costs and expenses incurred by the Agent and the Purchaser in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Purchaser’s legal counsel) in accordance with Section 23 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Purchaser and the Agent that as of the date hereof and taking into account the terms of this Amendment, Seller is in compliance in all material respects with the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Binding Effect; Governing Law. THIS AMENDMENT SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

CALIBER HOME LOANS, INC.,
(Seller)

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

Caliber - Barclays—Amendment No. 14 to Master Repurchase Agreement—Signature Page

BARCLAYS BANK PLC,
(Purchaser and Agent)

By:
Name:
Title:

Caliber - Barclays—Amendment No. 14 to Master Repurchase Agreement—Signature Page